Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wayfair Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4791999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Copley Place
Boston, MA 02116
(Address, including zip code, of registrant’s principal executive offices)

2014 Incentive Award Plan
(Full Title of the Plan)

Niraj Shah
Chief Executive Officer
Wayfair Inc.
4 Copley Place
Boston, MA 02116
(617) 532-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering		Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share		Offering Price	Registration Fee
Class A common stock, par value $0.001 per share	1,990,894 (3)	$274.54	(2)	$546,580,038.76	$59,631.88
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock that become issuable under the Registrant’s 2014 Incentive Award Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which would increase the number of outstanding shares of the Registrant's Class A common stock.

(2)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $274.54 per share, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on February 22, 2021, which date is within five (5) business days prior to filing this Registration Statement.
(3)	Represents an additional 1,990,894 shares of the Registrant’s Class A common stock issuable under the 2014 Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed to register an additional 1,990,894 shares of Class A common stock, $0.001 par value per share, of Wayfair Inc. (the "Registrant"), to be issued under the Registrant’s 2014 Incentive Award Plan (the "2014 Plan"). Pursuant to General Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-199236 (filed with the Securities and Exchange Commission on October 9, 2014), relating to the 2014 Plan, are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)
4.3
Specimen stock certificate evidencing the shares of Class A common stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

5.1+	Opinion of Goodwin Procter LLP
23.1+	Consent of Ernst & Young LLP
23.2+	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page hereto)
99.1	2014 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)
99.2
2014 Incentive Award Plan, form of option agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.3
2014 Incentive Award Plan, form of restricted stock unit agreement (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.4
2014 Incentive Award Plan, form of restricted stock agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

99.5
2014 Incentive Award Plan, form of restricted stock unit agreement (adopted fiscal 2018) (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-K (File No. 001-36666) filed on February 25, 2019)

+            Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 25th day of February, 2021.

WAYFAIR INC.

By:	/s/ Niraj Shah
Niraj Shah
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Niraj Shah, Michael Fleisher and Enrique Colbert, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign, date and file any and all amendments (including post-effective amendments) to this Registration Statement, and to date and file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niraj Shah	Chief Executive Officer and President, Co-Founder and Director	February 25, 2021
Niraj Shah	(Principal Executive Officer)

/s/ Michael Fleisher	Chief Financial Officer	February 25, 2021
Michael Fleisher	(Principal Financial and Accounting Officer)

/s/ Steven Conine	Co-Founder and Director	February 25, 2021
Steven Conine

/s/ Julie Bradley	Director	February 25, 2021
Julie Bradley

/s/ Michael Choe	Director	February 25, 2021
Michael Choe

/s/ Andrea Jung	Director	February 25, 2021
Andrea Jung

/s/ Michael Kumin	Director	February 25, 2021
Michael Kumin

/s/ Jeffrey Naylor	Director	February 25, 2021
Jeffrey Naylor

/s/ Anke Schäferkordt	Director	February 25, 2021
Anke Schäferkordt

/s/ Michael E. Sneed	Director	February 25, 2021
Michael E. Sneed